UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

HIGHWOODS PROPERTIES, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On April 23, 2020, Highwoods Properties, Inc. made the following information available to its stockholders in connection with its 2020 annual meeting of stockholders:

FOR IMMEDIATE RELEASE    Ref: 20-11
Contact:    Brendan Maiorana
Executive Vice President, Finance
919-431-1529

Highwoods to Hold Virtual 2020
Annual Meeting of Stockholders
_________________________________________

RALEIGH, NC - April 23, 2020 - Highwoods Properties, Inc. (NYSE:HIW) will host its 2020 annual meeting of stockholders virtually due to the public health impact of the COVID-19 pandemic and to prioritize the health and wellbeing of meeting participants.

The Company’s 2020 annual meeting of stockholders will be held via live audio webcast only on its previously announced date of Tuesday, May 12, 2020, at 11:30 A.M., Eastern Time. Holders of record of shares of our common stock as of the close of business on the record date, March 10, 2020, are still encouraged to vote their shares in advance of the meeting through one of the below methods which were described in the proxy materials previously distributed. To vote prior to the meeting, stockholders must take one of the following actions prior to 11:59 P.M. Eastern Time on May 11, 2020:

•	Sign, date and promptly mail the proxy card or voting instruction form received;

•	Vote via the Internet (at www.proxyvote.com); or

•	By telephone (at 1-800-690-6903).

If you are a stockholder of record (i.e., you hold your shares through the Company’s transfer agent, EQ Shareowner Services), to participate in the virtual annual meeting follow the instructions below:

•	Between 10 and 15 minutes before the 11:30 A.M. Eastern Time start on May 12th, visit:
https://web.lumiagm.com/227852008

•	Click on ‘I have a control number’ and enter the first 13 digits of that control number listed on the notice or proxy card received

•	Enter Meeting Code: HIGHWOODS2020 (case sensitive)

•	Follow the instructions on the website to cast a vote

If you hold your shares through an intermediary (i.e., a bank, broker or other nominee), to participate in the virtual annual meeting follow the instructions below:

•	Contact your bank, broker or other nominee.

•
Stockholders wanting to vote at the meeting will need to request a legal proxy from their bank, broker or other nominee. In order to ensure that their bank, broker or other nominee will be able to provide the legal proxy in a timely fashion, stockholders are advised to submit the request to their bank, broker or other nominee no later than 5:00 P.M. Eastern Time on April 28, 2020.

•
Stockholders will need a new control number in order to register for and attend the virtual annual meeting. Once a new control number has been obtained, to participate in the annual meeting, please follow the steps set forth above for stockholders of record.

•
Stockholders will be required to provide their legal proxy when voting during the virtual annual meeting. The website for the meeting will provide the necessary information on how to submit the legal proxy.

Additional information regarding the ability of stockholders to ask questions during the annual meeting, related rules of conduct and other materials for the annual meeting will be available at:
https://web.lumiagm.com/227852008.

Technical support will be available beginning at 11:00 A.M. Eastern Time on May 12, 2020 through the conclusion of the annual meeting by contacting EQ Shareowner Services at 1-800-468-9716.

A replay of the annual meeting will be posted when available in the Company’s investors website:
https://www.highwoods.com/for-our-investors.

Except as specifically revised by the information contained herein, this press release does not revise or update any of the other information set forth in the proxy statement. The press release does not alter in any manner either the record date for the annual meeting or the date and time of the annual meeting of stockholders. This press release should be read in conjunction with the proxy statement. From and after the date of this press release, any references to the “proxy statement” are to the proxy statement as supplemented by the materials led with the SEC.

Although the annual meeting will be held in a virtual format this year, the Company remains committed to its philosophy of stockholder engagement and currently intends to return to an in-person meeting format for future annual meetings under normal circumstances.

About Highwoods
Highwoods Properties, Inc., headquartered in Raleigh, is a publicly-traded (NYSE:HIW) real estate investment trust (“REIT”) and a member of the S&P MidCap 400 Index.  The Company is a fully-integrated office REIT that owns, develops, acquires, leases and manages properties primarily in the best business districts (BBDs) of Atlanta, Charlotte, Nashville, Orlando, Pittsburgh, Raleigh, Richmond and Tampa.  For more information about Highwoods, please visit our website at www.highwoods.com.